Exhibit 24(b)(8.124)
Third Amendment to the Selling and Services Agreement and Fund Participation Agreement

This Third Amendment dated as of 3/1/13 by and between ING Life Insurance and Annuity
Company ("ING Life"), ING Institutional an Services, LLP ("ING Institutional"), ING Financial Advisers,
LLC ("ING Financial")(collectively "ING"), Royce Fund Services, Inc. ("RFS"), and the registered investment companies listed in Schedule A (the registered investment companies and the specific series and classes of shares listed on Schedule A being referred to as the "Funds"), is made to the Selling and Services Agreement and Participation Agreement dated as of June 27, 2008 (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties desire to amend Schedule A of the Agreement to add additional funds to
Schedule A of said Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

	1.	Schedule A to the Agreement is deleted and replaced in its entirety with the attached
Schedule A.

	2.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

	3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

ING LIFE INSURANCE AND		ROYCE FUND SERVICES, INC.
ANNUITY COMPANY

By: /s/Lisa Gilarde		By: /s/John D. Diederich
Name:	Lisa Gilarde	Name: John D. Diederich
Title:	Vice President	Title: President

ING FINANCIAL ADVISERS, LLC		THE ROYCE FUND,
on behalf of each series listed on Schedule A

By: /s/David Kelsey		By: /s/John D. Diederich
Name:	David Kelsey	Name: John D. Diederich
Title:	Vice President	Title: Vice President

ING INSTITUTIONAL PLAN SERVICES, LLC

By: /s/Lisa Gilarde		attorney in fact
Name:	Lisa Gilarde
Title:	Vice President

SCHEDULE A
List of Available Funds and Fees

FUNDS

	TICKER	CUSIP
Investment Class
Royce Pennsylvania Mutual Fund	PENNX	780905840
Royce Micro-Cap Fund	RYOTX	780905709
Royce Premier Fund	RYPRX	780905600
Royce Low-Priced Stock Fund	RLPHX	780905246
Royce Total Return Fund	RYTRX	780905881
Royce Heritage Fund	RHFHX	780905238
Royce Opportunity Fund	RYFNX	780905832
Royce Special Equity Fund	RYSEX	780905782
Royce Value Fund	RVVHX	780905220
Royce Value Plus Fund	RVPHX	780905212
Royce 100 Fund	ROHHX	780905196
Royce Dividend Value Fund	RDVIX	780905188
Royce Global Value Fund	RGVIX	780811824
Royce Special Equity Multi-Cap Fund	RSMCX	780811733
Royce Select Fund I	RYSFX	780905766
Royce Select Fund II	RSFDX	780905428
Royce Global Select Long/Short Fund	RSFTX	780905410
Royce Enterprise Select Fund	RMISX	780905147
Royce Opportunity Select Fund	ROSFX	780811832

Service Class
Royce Pennsylvania Mutual Fund	RYFFX	780905386
Royce Micro-Cap Fund	RMCFX	780905659
Royce Premier Fund	RPFFX	780905634
Royce Low-Priced Stock Fund	RYLPX	780905808
Royce Total Return Fund	RYTFX	780905642
Royce Heritage Fund	RGFAX	780905857
Royce Opportunity Fund	RYOFX	780905758
Royce Special Equity Fund	RSEFX	780905527
Royce Value Fund	RYVFX	780905733
Royce Value Plus Fund	RYVPX	780905741
Royce 100 Fund	RYOHX	780905519
Royce Micro-Cap Discovery Fund	RYDFX	780905477
Royce Financial Services Fund	RYFSX	780905469
Royce Dividend Value Fund	RYDVX	780905436

2

		TICKER	CUSIP
Royce Global Value Fund		RIVFX	780905329
Royce European Smaller-Companies Fund		RICSX	780905311
Royce SMid-Cap Value Fund		RMVSX	780905154
Royce International Smaller-Companies Fund		RYGSX	780905139
Royce Focus Value Fund		RYFVX	780811857
Royce Partners Fund		RPTRX	780811840
Royce Global Dividend Value Fund		RGVDX	780811816
Royce International Premier Fund		RYIPX	780811790
Royce International Micro-Cap Fund		ROIMX	780811782
Royce Special Equity Multi-Cap Fund		RSEMX	780811816

R Class
Royce Pennsylvania Mutual Fund		RPMRX	780905295
Royce Premier Fund		RPRRX	780905287
Royce Low-Priced Stock Fund		RLPRX	780905279
Royce Total Return Fund		RTRRX	780905261
Royce Heritage Fund		RHFRX	780811105
Royce Opportunity Fund		ROFRX	780905253
Royce Value Fund		RVVRX	780905170
Royce Value Plus Fund		RVPRX	780905162
Royce 100 Fund		ROHRX	780811204
Royce Global Value Fund		RGVRX	780811741

K Class
Royce Pennsylvania Mutual Fund		RPMKX	780811303
Royce Premier Fund		RPRKX	780811402
Royce Low-Priced Stock Fund		RLPKX	780811501
Royce Total Return Fund		RTRKX	780811600
Royce Heritage Fund		RHFKX	780811709
Royce Opportunity Fund		ROFKX	780811808
Royce Value Fund		RVFKX	780811881
Royce Value Plus Fund		RVPKX	780811873
Royce 100 Fund		ROHKX	780811865
Royce Global Value Fund		RGVKX	780811758

Institutional Class
Royce Pennsylvania Mutual Fund		RPMIX	78081A303
Royce Premier Fund		RPFIX	780905683
Royce Low-Priced Stock Fund		RLPIX	780905394
Royce Total Return Fund		RTRIX	780905717
Royce Heritage Fund		Not Live	780905675
Royce Opportunity Fund		ROFIX	780905691

	3

		TICKER	CUSIP
Royce Special Equity Fund		RSEIX	780905535
Royce Value Fund		RVFIX	780905352
Royce Value Plus Fund		RVPIX	780905337
Royce 100 Fund		Not Live	780905493
Royce Special Equity Multi-Cap Fund		RMUIX	780811725
Royce Dividend Value Fund		RDIIX	780811717

Consultant Class
Royce Pennsylvania Mutual Fund		RYPCX	780905816
Royce Micro-Cap Fund		RYMCX	780905774
Royce Premier Fund		RPRCX	780905550
Royce Total Return Fund		RYTCX	780905592
Royce Heritage Fund		RYGCX	780905618
Royce Opportunity Fund		ROFCX	780905378
Royce Special Equity Fund		RSQCX	780905543
Royce Value Fund		RVFCX	780905360
Royce Value Plus Fund		RVPCX	780905345
Royce Global Value Fund		RGVHX	780811766

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FEES

As compensation for the services provided under this Agreement, ING will be entitled to receive a fee, computed daily and paid quarterly in arrears, at the annual rates set forth below of the average daily value of the Shares of the Funds owned beneficially by the Plans, For purposes of this schedule, the average daily value of the Shares of each Fund will be based on the net asset value reported by RFS or its designee to ING.

Each Fund will be obligated to pay that portion of the fee designated by it as representing transfer agent, recordkeeping, administrative servicing and/or shareholder servicing fees which the
Fund would otherwise pay if Plan Accounts were direct shareholders of the Fund, RFS, or Royce &
Associates, LLC, as RFS' designee, will pay any portion of the fee not paid by the Funds, In this regard, ING acknowledges that RFS' payments to ING may be funded, in whole or in part, by payments from a Fund under a plan of distribution adopted by that Fund pursuant to Rule 12b-l under the Investment Company Act of 1940 (12b-l Plan); if this is the case, ING will provide such information to RFS as is reasonably necessary for it to comply with its obligations under the 12b-l
Plan, including, but not limited to, obligations to make disclosures to the board(s) of trustees of the
Fund, The amount of the fee attributable to service/recordkeeping/administrative services and to services payable pursuant to a Fund's 12b-l plan are noted in the chart below.

Share Class	Investment	Service	R	K	Institutional	Consultant
12b-l Fees	_____%	_____%	_____%	_____%	None	_____%
Service Fees	_____%	_____%	_____%	_____%	None	_____%
Total Fees	_____%	_____%	_____%	_____%	None	_____%

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